Exhibit 23(m)(ii) under Form N-1A

                                             Exhibit 1 under Item 601/Reg. S-K



                                  EXHIBIT A

                                      TO

                             THE HUNTINGTON FUNDS

                  DISTRIBUTION AND SHAREHOLDER SERVICES PLAN

 AS AMENDED AND RESTATED APRIL 26, 2000, DECEMBER 1, 2001, and AUGUST 1, 2002
                             and OCTOBER 31, 2002

      1. The following classes of shares ("Classes") of The Huntington Funds (formerly, The Monitor Funds) (the "Trust") (as defined under the Plan) shall participate in the Plan effective as of the dates set forth below:

                                COMPENSATION

                                (as a percentage of average

                                daily net asset value of shares

   NAME                   DATE  of the applicable Class)

Money Market Fund

   Investment A Shares          May 1, 1991       0.25*

   Investment B Shares          April 26, 2000    1.00**

Ohio Municipal Money Market Fund

   Investment A Shares          May 1, 1991       0.25*

   Investment B Shares          April 26, 2000    1.00**

U.S. Treasury Money Market Fund

   Investment A Shares          May 1, 1991       0.25*

   Investment B Shares          April 26, 2000    1.00**

Growth Fund

   Investment A Shares          May 1, 1991       0.25*

   Investment B Shares          April 26, 2000    1.00**

Ohio Tax-Free Fund

   Investment A Shares          May 1, 1991       0.25*

   Investment B Shares          April 26, 2000    1.00**

Fixed Income Securities Fund

   Investment A Shares          May 1, 1991       0.25*

   Investment B Shares          April 26, 2000    1.00**

Mortgage Securities Fund

   Investment A Shares          April 26, 2000    0.25*

   Investment B Shares          April 26, 2000    1.00**

Income Equity Fund

   Investment A Shares          January 30, 1997  0.25*

   Investment B Shares          April 26, 2000    1.00**

Short/Intermediate Fixed Income

Michigan Tax-Free Fund

   Investment A Shares          March 31, 1998    0.25*

   Investment B Shares          April 26, 2000    1.00**

Intermediate Government Income Fund

   Investment A Shares          April 6, 1998     0.25*

   Investment B Shares          April 26, 2000    1.00**

Florida Tax-Free Money Fund

   Investment A Shares          October 21, 1998  0.25*

   Investment B Shares          April 26, 2000    1.00**

Dividend Capture Fund

   Investment A Shares          March 1, 2001     0.25*

   Investment B Shares          March 1, 2001     1.00**

International Equity Fund

   Investment A Shares          March 1, 2001     0.25*

   Investment B Shares          March 1, 2001     1.00**

Mid Corp America Fund

   Investment A Shares          March 1, 2001     0.25*

   Investment B Shares          March 1, 2001     1.00**

New Economy Fund

   Investment A Shares          March 1, 2001     0.25*

   Investment B Shares          March 1, 2001     1.00**

I.    Situs Small Cap Fund

   Investment A Shares          August 1, 2002    0.25*

   Investment B Shares          August 1, 2002    1.00**



   2. Edgewood and/or the Funds shall pay Brokers and Administrators a quarterly fee with respect to Investment A Shares, computed at the annual rate specified above, in accounts for which such Brokers and Administrators provide services described in paragraph 2 of the Plan. Such fee shall be accrued daily and paid quarterly. Edgewood and/or the Funds shall pay Brokers and Administrators a monthly fee with respect to Investment B Shares, computed at the annual rate specified above, in accounts for which such Brokers and Administrators provide services described in paragraph 2 of the Plan. Such fee shall be accrued daily and paid monthly.

* Represents a distribution and servicing fee

** Represents 0.75% distribution fee and 0.25% servicing fee